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                                                                      EXHIBIT 15
[COOPERS & LYBRAND LETTERHEAD]




Ford Motor Company
The American Road
Dearborn, Michigan


Re: Ford Motor Company Registration Statements Nos. 33-61107, 33-58255,
    33-54737, 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018 on Form S-8


We are aware that our reports dated April 19, 1995, July 19, 1995 and October 18, 1995 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended March 31, 1995 and 1994, June 30, 1995 and 1994, and September 30, 1995 and 1994, and included in the Ford Motor Company Quarterly Reports on Form 10-Q for the quarters ended ended March 31, 1995, June 30, 1995, and September 30, 1995, respectively, are incorporated by reference in the above Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
November 27, 1995